UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.             )
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☑ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12
FLAGSTAR BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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November [  ], 2010

To our stockholders:

We invite you to attend our Special Meeting of Stockholders of Flagstar Bancorp, Inc. to be held at the national headquarters of the Company, 5151 Corporate Dr., Troy, Michigan on [          ], December [  ], 2010 at [          ], local time.

Enclosed are a notice setting forth the business expected to come before the Special Meeting, the Proxy Statement and the Proxy Card. Many of our directors and officers will be present to respond to questions that you may have.

Please read the attached Proxy Statement carefully for information about the matters you are being asked to consider and vote upon. Your vote is very important to us. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy as soon as possible, even if you currently plan to attend the Special Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting.

Thank you for your continuing support.

Sincerely,

/s/  Joseph P. Campanelli
Joseph P. Campanelli
Chairman, President and Chief Executive Officer

FLAGSTAR BANCORP, INC.
5151 CORPORATE DR.
TROY, MI 48098
(248) 312-2000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER [  ], 2010

NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders (the “Special Meeting”) of Flagstar Bancorp, Inc. (the “Company”) will be held on [          ], December [  ], 2010 at [          ], local time, at the national headquarters of the Company, 5151 Corporate Dr., Troy, Michigan 48098.

A proxy card and a proxy statement for the Special Meeting are enclosed.

The Special Meeting is for the purpose of considering and acting upon the following matters:

1. to amend the Amended and Restated Articles of Incorporation of the Company to increase the number of authorized shares of common stock, par value $0.01 per share (the “Common Stock”), from 300,000,000 shares to 700,000,000 shares; and

2. to transact such other business as may properly come before the Special Meeting or any adjournments thereof.

NOTE: The Board of Directors is not aware of any other business to come before the Special Meeting.

The proposal to increase the number of authorized shares is more fully described in the proxy statement accompanying this Notice. Submission of the proposal is made of the direction of our Board of Directors.

The Board of Directors recommends that stockholders vote FOR the proposal.

Any action may be taken on the proposal at the Special Meeting on the date specified above or on any date or dates to which, by original or later adjournments, the Special Meeting may be adjourned. Stockholders of record of our Common Stock at the close of business on November 12, 2010 will be entitled to vote at the Special Meeting and any adjournments or postponements thereof.

You are requested to fill in and sign the enclosed form of proxy, which is solicited by our Board of Directors, and to mail it promptly in the enclosed envelope. This will ensure the presence of a quorum at the Special Meeting and will save us the expense of additional solicitations. The proxy will not be used if you attend and choose to vote in person at the Special Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/  Christine M. Reid
Christine M. Reid
Secretary

Troy, Michigan
November [  ], 2010

It is important that proxies be returned promptly. Therefore, whether or not you plan to be present in person at the Special Meeting, please sign, date and complete the enclosed proxy card and return it in the enclosed envelope. No postage is required if mailed in the United States.

PROXY STATEMENT
OF

FLAGSTAR BANCORP, INC.
5151 CORPORATE DR.
TROY, MI 48098
(248) 312-2000

SPECIAL MEETING OF STOCKHOLDERS

DECEMBER [  ], 2010

This proxy statement (“Proxy Statement”) and the enclosed proxy card (the “Proxy Card”) are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Flagstar Bancorp, Inc. (the “Company”). They will be used at the Special Meeting of Stockholders of the Company (the “Special Meeting”) to be held on [          ], December [  ], 2010 at [          ], local time, at the national headquarters of the Company and Flagstar Bank, FSB (the “Bank”), 5151 Corporate Dr., Troy, Michigan 48098. The accompanying Notice of Special Meeting, this Proxy Statement and the Proxy Card are being first mailed to stockholders of the Company (“Stockholders”) entitled to vote at the Special Meeting on or about November [  ], 2010. As used in this Proxy Statement, the terms “we,” “us,” and “our” refer to the Company.

QUESTIONS AND ANSWERS

Why am I receiving these materials?

The Board is soliciting proxies to be voted at the Special Meeting. The Special Meeting will be held at the time and place set forth above. This Proxy Statement summarizes the information you need to know to vote by proxy or in person at the Special Meeting. You do not need to attend the Special Meeting in person in order to vote.

Who is entitled to vote?

Only holders of record of our Common Stock, par value $0.01 per share (the “Common Stock”), at the close of business on November 12, 2010 (the “Record Date”) will be entitled to notice of and vote at the Special Meeting.

What information is contained in this Proxy Statement?

This information relates to the proposal to be voted on at the Special Meeting, the voting process and certain other information required to be disclosed in this Proxy Statement.

Who is soliciting my vote pursuant to this Proxy Statement?

The Board is soliciting your vote at the Special Meeting. In addition, certain of our officers and employees may solicit, or be deemed to be soliciting, your vote.

How many shares are eligible to be voted?

As of the Record Date, we had [          ] shares of Common Stock outstanding and entitled to vote. Each outstanding share of Common Stock will be entitled to one vote on the matter to be voted upon at the Special Meeting. For information regarding security ownership by the beneficial owners of more than 5% of our Common Stock and by management, see “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS” and “SECURITY OWNERSHIP OF MANAGEMENT.” Holders of our Mandatorily Convertible Non-Cumulative Perpetual Preferred Stock, Series D (the “Convertible Preferred Stock”) will not be entitled to vote on Proposal 1. See “BACKGROUND TO PROPOSAL 1.”

What am I voting on?

You are voting on a proposal to amend the Amended and Restated Articles of Incorporation of the Company (the “Articles”) to increase the number of authorized shares of Common Stock from 300,000,000 shares to 700,000,000 shares. You will also be entitled to vote on any other business that comes before the Special Meeting or adjournments thereof.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote “FOR” the approval of the proposal presented at this Special Meeting.

How does our controlling Stockholder intend to vote?

MP Thrift Investments L.P. (“MP Thrift”) owns approximately [66.2]% of our outstanding Common Stock as of the Record Date and has indicated that it intends to vote in favor of the proposal to increase the number of authorized shares of Common Stock, thereby assuring approval of the proposal.

How many votes are required to hold the Special Meeting and what are the voting procedures?

Quorum Requirement:  Michigan law and our bylaws provide that a quorum be present to allow any Stockholder action at a meeting. A quorum consists of a majority of all of our outstanding Common Stock that is entitled to vote at the Special Meeting. Therefore, at the Special Meeting, the presence, in person or by proxy, of the holders of at least [          ] shares of our Common Stock will be required to establish a quorum. Stockholders of record who are present at the Special Meeting in person or by proxy but who abstain from voting are still counted towards the establishment of a quorum. This will include brokers holding customers’ shares of record even though they may abstain from certain votes.

MP Thrift owns approximately [66.2]% of our outstanding Common Stock as of the Record Date and has indicated that it intends to attend the Special Meeting, thereby assuring a quorum will be present.

Required Votes:  Each outstanding share of Common Stock is entitled to one vote on the proposal at the Special Meeting. The proposal will be approved if a majority of the shares of Common Stock outstanding as of the Record Date are cast for it. Failure to vote, broker non-votes and abstentions will have the same effect as a vote against the proposal. The number of required votes assumes that a quorum is present at the Special Meeting.

What is a broker non-vote?

If you hold your shares in “street name” through a broker or other nominee, whether the broker may vote your shares in its discretion depends on the proposals before the meeting. Under the rules of the New York Stock Exchange (the “NYSE”), your broker may vote your shares in its discretion on “routine matters.” Proposals that are considered “non-routine” cannot be voted unless you specifically instruct your broker. The proposal being presented at the Special Meeting is a “non-routine matter.” Accordingly, if your broker has not received your voting instructions with respect to this non-routine proposal, your broker cannot vote your shares on the proposal. This is referred to as a “broker non-vote.”

How may I cast my vote?

If you are the Stockholder of record:  You may vote by one of the following methods:

1. in person at the Special Meeting; or

2. by mail by completing the Proxy Card and returning it.

Whichever method you use, the proxies identified on the Proxy Card will vote the shares of which you are the Stockholder of record in accordance with your instructions. If you submit a signed Proxy Card without giving specific voting instructions, the proxies will vote the shares as recommended by the Board.

If you own your shares in “street name,” that is, through a brokerage account or in another nominee form:  You must provide instructions to the broker or nominee as to how your shares should be voted. Brokers do not have the discretion to vote on proposals considered “non-routine” and will only vote on such proposals at the direction of the underlying beneficial owners of the shares of Common Stock. Accordingly, if you do not instruct your broker to vote your shares, your broker will not have the discretion to vote your shares. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this Proxy Statement. If you own your shares in this manner, you cannot vote in person at the Special Meeting unless you receive a proxy to do so from the broker or the nominee and you bring that proxy to the Special Meeting.

How may I revoke or change my vote?

If you are the record owner of your shares, you may revoke your proxy at any time before it is voted at the Special Meeting by:

1. submitting a new Proxy Card bearing a later date;

2. delivering written notice to our Secretary prior to December [  ], 2010 stating that you are revoking your proxy; or

3. attending the Special Meeting and voting your shares in person.

If your shares are held in street name and you have instructed a broker, bank or other nominee to vote your shares of Common Stock, you may revoke those instructions by following the directions received from your broker, bank or other nominee to change those instructions.

Please note that your attendance at the Special Meeting will not, by itself, constitute revocation of your proxy.

What happens if Stockholders approve the Proposal?

If the proposal is approved at this Special Meeting, we will amend the Articles to increase the number of authorized shares of Common Stock from 300,000,000 shares to 700,000,000 shares. As a result, if the proposal is approved, we will automatically issue 20 shares of Common Stock for each share of Convertible Preferred Stock. Upon conversion, all rights with respect to the Convertible Preferred Stock will terminate, all shares of Convertible Preferred Stock will be cancelled and no dividends will accrue thereon.

What happens if Stockholder approval is not received?

If Stockholder approval is not received for the proposal at this Special Meeting or unless our Stockholders approve a similar proposal at one or more subsequent Stockholder meetings, the Convertible Preferred Stock will remain outstanding in accordance with its terms and we will be required to pay dividends on the Convertible Preferred Stock. We have agreed to seek to obtain Stockholder approval no less than once in each subsequent six-month period until Stockholder approval is obtained. In this regard, MP Thrift, our controlling Stockholder, has indicated that it will vote in favor of the proposal.

Who is paying for the costs of this proxy solicitation?

We will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, our officers and regular employees may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. We usually reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation.

Who will count the votes?

Danielle Tatum and Connie J. Atallah, our inspectors of election for this Special Meeting, will receive and tabulate the ballots and voting instruction forms.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Examples of forward-looking statements include statements regarding our expectations, beliefs, plans, goals, objectives and future financial or other performance. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Except to fulfill our obligations under the United States securities laws, we undertake no obligation to update any such statement to reflect events or circumstances after the date on which it is made.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include:

•	General business and economic conditions, including unemployment rates, movements in interest rates, the slope of the yield curve, any increase in mortgage fraud and other criminal activity and the potential decline of housing prices in certain geographic markets, may significantly affect our business activities, loan losses, reserves and earnings;

•	Volatile interest rates that impact, amongst other things, (i) the mortgage banking business, (ii) our ability to originate loans and sell assets at a profit, (iii) prepayment speeds and (iv) our cost of funds, could adversely affect earnings, growth opportunities and our ability to pay dividends to Stockholders;

•	Our ability to raise additional capital;

•	Competitive factors for loans could negatively impact gain on loan sale margins;

•	Competition from banking and non-banking companies for deposits and loans can affect our growth opportunities, earnings, gain on sale margins and our market share;

•	Changes in the regulation of financial services companies and government-sponsored housing enterprises, and in particular, declines in the liquidity of the mortgage loan secondary market, could adversely affect business;

•	Changes in regulatory capital requirements or an inability to achieve desired capital ratios could adversely affect our growth and earnings opportunities and our ability to originate certain types of loans, as well as our ability to sell certain types of assets for fair market value;

•	Factors concerning the implementation of proposed enhancements could result in slower implementation times than we anticipate and negate any competitive advantage that we may enjoy; and

•	Financial services reform legislation recently enacted into law by the President will, among other things, eliminate the Office of Thrift Supervision, tighten capital standards, create a new Bureau of Consumer Financial Protection and result in new laws and regulations that are expected to increase our costs of operations.

All of the above factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such factor on our business.

Please also refer to “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 for further information on these and other factors affecting us.

Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included in this Proxy Statement may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups beneficially owning more than 5% of our voting stock are generally required under federal securities laws to file certain reports with the Securities and Exchange Commission (the “SEC”) detailing such ownership. The term “beneficial ownership” includes the shares held as of the Record Date plus shares underlying any options or securities that are exercisable as of or within 60 days before or after the Record Date. The following table sets forth, as of the Record Date, certain information as to our voting stock beneficially owned by any person or group of persons who are known to us to be the beneficial owners of more than 5% of our voting stock. Other than as disclosed below, management knows of no person who beneficially owned more than 5% of our voting stock on the Record Date. This table is based on information supplied to us by persons named therein and from Schedule 13Ds filed with the SEC.

	Common Stock			Convertible Preferred Stock
	Amount and			Amount and
	Nature of			Nature of
Name and Address of	Beneficial		Percent of	Beneficial		Percent of
Beneficial Owner	Ownership		Class(a)	Ownership		Class(a)

MP Thrift Investments L.P.
MPGOP III Thrift AV-I L.P.
MPGOP (Cayman) III Thrift AV-I L.P.
MP (Thrift) Global Partners III LLC
MP (Thrift) Asset Management LLC
MP (Thrift) LLC
David J. Matlin
Mark R. Patterson
MP (Thrift) Global Advisers III LLC	[178,310,784](b	)(c)	[66.2] %	[8,884,637](b	)(c)	[62.6] %
c/o MatlinPatterson Global Advisers LLC 520 Madison Avenue, 35th Floor New York, New York 10022

(a)	The percentage owned is calculated for each Stockholder by dividing with respect to the Common Stock and Convertible Preferred Stock, respectively, (i) the total number of outstanding shares beneficially owned by such Stockholder as of the Record Date plus the number of shares such person has the right to acquire within 60 days of the Record Date, into (ii) the total number of outstanding shares as of the Record Date plus the total number of shares that such person has the right to acquire within 60 days of the Record Date.

(b)	These persons beneficially own, and are the record holder of, [178,310,784] and [8,884,637] shares of Common Stock and Convertible Preferred Stock, respectively, over which they have shared voting power.

(c)	The Convertible Preferred Stock is automatically convertible into common stock upon receipt of stockholder approval for Proposal 1, and, assuming such approval, will automatically convert into [177,692,740] shares of Common Stock. Assuming stockholder approval of Proposal 1, MP Thrift will beneficially own [356,003,524] shares of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

This table and the accompanying footnotes provide a summary of the beneficial ownership of our voting stock as of the Record Date by all of our directors and executive officers as a group. A total of [          ] shares and [14,192,250] shares of Common Stock and Convertible Preferred Stock, respectively, were issued and outstanding as of the Record Date.

Convertible Preferred
	Common Stock				Stock
	Amount and				Amount and
	Nature of				Nature of
	Beneficial		Percent		Beneficial		Percent
Name of Beneficial Owner	Ownership(a)(b)		of Class		Ownership(a)		of Class

Joseph P. Campanelli	[370,098	]	*		[14,200	]	*
David J. Matlin(c)	[178,310,784	](c)	[66.2	]%	[8,884,637	](c)	[62.6	]%
Mark Patterson(c)	[178,310,784	](c)	[66.2	]%	[8,884,637	](c)	[62.6	]%
Gregory Eng(c)	[178,310,784	](c)	[66.2	]%	[8,884,637	](c)	[62.6	]%
James D. Coleman(d)	[266,816	]	*		[0	]	*
David L. Treadwell	[0	]	*		[0	]	*
Jay J. Hansen	[9,235	]	*		[0	]	*
James A. Ovenden	[5,000	]	*		[0	]	*
Walter Carter	[1,000	]	*		[0	]	*
Paul D. Borja	[90,610	]	*		[1,775	]	*
Matthew I. Roslin(e)	[46,202	]	*		[0	]	*
Kirstin Hammond(f)	[51,572	]	*		[0	]	*
Alessandro DiNello(g)	[87,206	]	*		[0	]	*
Thomas J. Hammond	[0	]	*		[0	]	*
Mark T. Hammond	[0	]	*		[0	]	*
Robert O. Rondeau	[0	]	*		[0	]	*
All directors and executive officers as a group(20)	[179,588,567	]	[66.7	%]	[8,931,037	]	[62.8	%]

*	Less than 1%

(a)	These amounts include beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled.

(b)	These amounts also include shares of Common Stock underlying options exercisable as of the Record Date, or that will become exercisable within 60 days thereafter, regardless of exercise price, to purchase shares of Common Stock for the following persons: Mr. Hansen, 150 shares, Mr. Borja, 1,144 shares, Mr. DiNello, 4,144 shares, Mr. Roslin 252 shares and Ms. Hammond, 10,572 shares, and all directors and executive officers as a group, 16,262 shares.

(c)	Please see footnote (b) and (c) to the “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS” table above for further information with respect to the share holdings of Messrs. Matlin and Patterson.

(d)	This amount includes [4,500] shares held indirectly by his wife.

(e)	This amount includes [2,230] shares held indirectly in an individual retirement account and [4,109] shares held indirectly in the Flagstar Bank 401(k) Plan.

(f)	This amount includes [41,000] shares held indirectly in a revocable living trust.

(g)	This amount includes [64] shares held indirectly in a revocable living trust, [12,747] shares held indirectly in an individual retirement account, and [22,224] shares held indirectly in the Flagstar Bank 401(k) Plan.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
FROM 300,000,000 SHARES TO 700,000,000 SHARES

General

Our Board has adopted a resolution approving an amendment to our Articles to increase the number of our authorized shares of Common Stock from 300,000,000 shares to 700,000,000 shares (and correspondingly, increase the total number of authorized shares of all classes of capital stock from 325,000,000 to 725,000,000 shares, which includes 25,000,000 authorized shares of serial preferred stock). The Board determined that this amendment to the Articles is in our and our Stockholders’ best interests and further directed that the proposed action be submitted for consideration by our Stockholders at this Special Meeting.

Reasons for Proposal 1

The principal purposes of this proposal is to authorize 300,000,000 additional shares of Common Stock to allow the Convertible Preferred Stock to be fully converted into Common Stock and an additional 100,000,000 additional shares to be available to provide future flexibility to our Board. By voting on this proposal, we are not asking for, and a vote should not be considered as asking for, approval of the issuance of the Convertible Preferred Stock, which is already issued and outstanding, or the conversion of the Convertible Preferred Stock. The availability of additional shares of Common Stock is particularly important in the event that our Board determines to undertake any actions on an expedited basis and thus to avoid the time, expense and delay of seeking Stockholder approval in connection with any potential issuance of Common Stock of which we have none contemplated at this time other than as described above. We believe that the flexibility afforded by the additional shares described above is in the best interests of Stockholders in light of current market and economic conditions.

If the Stockholders approve the amendment, we will amend Article III of our Articles to increase the number of authorized shares of all classes of stock and of Common Stock as follows (deletions are indicated by strikeout and additions are indicated by underline).

“The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is ~~325,000,000~~
725,000,000
, of which ~~300,000,000~~
700,000,000
 are to be shares of Common Stock, $.01 par value per share, and of which 25,000,000 are to be shares of serial preferred stock, $.01 par value per share.”

Such amendment would become effective upon the filing of a certificate of amendment with the Michigan Department of Labor and Economic Growth. We intend to file such certificate of amendment immediately after this Special Meeting if the Stockholders approve this proposal.

The increase in the authorized number of shares of Common Stock could have possible anti-takeover effects. These authorized but unissued shares could (within the limits imposed by applicable law and the rules of the NYSE) be issued in one or more transactions that could make a change of control of us more difficult and, therefore, more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board although perceived to be desirable by some Stockholders.

Required Stockholder Vote to Approve Proposal 1

The proposal to amend Article III of our Articles to increase the number of authorized shares of Common Stock will be approved if a majority of shares of Common Stock outstanding as of the Record Date are cast for it. The failure to vote, abstentions and broker non-votes will have the same effect as a vote against this proposal, although abstentions and broker non-votes will be counted as “present” for purposes of determining a quorum. Holders of our Convertible Preferred Stock are not entitled to vote on this proposal.

MP Thrift owns approximately [66.2]% of our Common Stock as of the Record Date and has the power to control our affairs and operations. MP Thrift has indicated that it intends to vote in favor of the proposal to increase the number of authorized shares of Common Stock, thereby assuring approval of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TO AMEND ARTICLE III OF OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 300,000,000 SHARES TO 700,000,000 SHARES.

BACKGROUND TO PROPOSAL 1

General

On November 2, 2010, we completed a registered offering of 14,192,250 shares of Convertible Preferred Stock, which included 692,250 shares issued pursuant to the underwriter’s over-allotment option, and a registered offering of 115,655,000 shares of Common Stock, which included 5,655,000 shares issued pursuant to the underwriter’s over-allotment option. The public offering price of the Convertible Preferred Stock and the Common Stock was $20.00 and $1.00 per share, respectively. Upon Stockholder approval of an amendment described above to increase the number of authorized shares of Common Stock from 300,000,000 shares to 700,000,000 shares, each share of Convertible Preferred Stock will be automatically converted into 20 shares of Common Stock, based on a conversion price of $1.00 per share of Common Stock. MP Thrift participated in the registered offerings and purchased 8,884,637 shares of Convertible Preferred Stock and 72,307,263 shares of Common Stock at the offering price. The offerings resulted in aggregate net proceeds to us of approximately $385.8 million, after deducting underwriting fees and offering expenses. We expect to use the net proceeds from the registered offerings for general corporate purposes, including potential disposition of non-performing assets or potential restructuring of the balance sheet.

Description of the Convertible Preferred Stock

The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Convertible Preferred Stock as contained in the Certificate of Designations that we filed with the Michigan Department of Labor and Economic Growth on October 29, 2010.

Authorized Shares And Liquidation Preference

The number of authorized shares of the Convertible Preferred Stock is 14,192,250. Shares of the Convertible Preferred Stock have a $0.01 par value per share and the liquidation preference of the Convertible Preferred Stock is $20.00 per share.

Ranking

The Convertible Preferred Stock will rank upon our liquidation, winding-up or dissolution:

•	senior to junior stock, meaning our Common Stock and any other class or series of our stock now existing or hereafter authorized over which the Convertible Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary dissolution or winding up of our affairs;

•	equally with parity stock, if any, meaning any other class or series of our stock hereafter authorized that ranks on par with the Convertible Preferred Stock in the payment of dividends and in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of our affairs; and

•	junior to senior stock, meaning any class or series of our stock now existing or hereafter authorized which has preference or priority over the Convertible Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary dissolution or winding up of our affairs, including the

Fixed Rate Cumulative Non-Convertible Perpetual Preferred Stock, Series C (the “Series C preferred stock”).

The Convertible Preferred Stock will rank junior in payment to our junior subordinated notes issued in connection with our trust preferred securities and the Series C preferred stock and senior to our Common Stock. On November 2, 2010, $240,000,000 aggregate liquidation preference of our trust preferred securities and 266,657 shares (or $266,657,000 aggregate liquidation preference) of the Series C preferred stock were outstanding.

Dividends

General

Holders of our Convertible Preferred Stock will be entitled to receive, on each share of Convertible Preferred Stock if, as and when declared by our Board or any duly authorized committee thereof, but only out of assets legally available therefor, dividends and any other distributions, whether payable in cash, securities or any other form of property or assets, in an amount determined as described below.

Dividends payable on the Convertible Preferred Stock are non-cumulative. If neither our Board nor any duly authorized committee thereof declares a dividend on our Convertible Preferred Stock in respect of a dividend period (as defined below), no dividend will accrue, and we will have no obligation to pay, and holders will have no right to receive, a dividend for such dividend period, whether or not dividends on the Convertible Preferred Stock or any other series of our preferred stock or Common Stock have been declared, or are declared, for any other dividend period. References to the “accrual” of non-cumulative dividends refer only to the determination of the amount of such dividends and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

“Approval deadline” means December 27, 2010.

“Dividend period” means the period from, and including, any dividend payment date (or, if a dividend payment date has not occurred, the original issuance date of the Convertible Preferred Stock) to, but excluding, the immediately succeeding dividend payment date.

“Dividend payment date” means February 15 and August 15 of each year.

Notwithstanding the foregoing and for the avoidance of doubt, prior to the approval deadline, on the same date that we pay any dividend or distribution on shares of our Common Stock (irrespective of whether such date is a dividend payment date as defined above), we will pay a corresponding dividend or distribution, on an as-converted basis, to holders of the Convertible Preferred Stock, which date will be considered a “dividend payment date,” calculated as described in the following paragraph.

From, and including, the first original issuance date of the Convertible Preferred Stock to, but excluding, the approval deadline, our Board or a duly authorized committee thereof may not declare or pay any dividend or make any distribution (including, but not limited to, regular semi-annual dividends) in respect of our Common Stock, whether payable in cash, securities or any other form of property or assets, unless our Board or a duly authorized committee thereof declares and pays to the holders of our Convertible Preferred Stock, at the same time (irrespective of whether or not such time is a dividend payment date (as defined above)) and on the same terms as holders of our Common Stock, a dividend per share of our Convertible Preferred Stock equal to the product of (i) any dividend or distribution, as applicable, declared and paid or made in respect of each share of our Common Stock and (ii) the conversion rate as of the record date for such dividend or distribution. Any dividend or distribution payable on the Convertible Preferred Stock as described in this paragraph will be paid in the same form of consideration (whether cash, securities or any other form of property or assets, as the case may be) as the corresponding dividend or distribution on our Common Stock.

For each dividend period from, and including, the approval deadline, non-cumulative cash dividends will be payable on the Convertible Preferred Stock in an amount equal to the greater of (i) the as-converted dividend amount and (ii) the alternate dividend amount (each as defined below).

The “as-converted dividend amount” means, with respect to any dividend period, the product of:

•	the pro forma per share quarterly Common Stock dividend derived by (i) annualizing the last quarterly cash dividend declared during such dividend period on our Common Stock and (ii) dividing such annualized dividend by four; and

•	the then-current conversion rate;

provided that for any such dividend period during which no quarterly cash dividend has been declared on our Common Stock, the “as-converted dividend amount” will be deemed to be $0.00.

The “alternate dividend amount” means an amount equal to the product of (i) the liquidation amount of the Convertible Preferred Stock and (ii) a per annum rate of 15%.

The dividends described in the three immediately preceding paragraphs will:

•	be non-cumulative;

•	begin to accrue from, and including, the approval deadline; and

•	to the extent declared by our Board or a duly authorized committee thereof, be payable semi-annually on each dividend payment date, commencing with the dividend period ending on, and including, February 15, 2011.

In the event that any dividend payment date in respect of which a dividend is to be paid would otherwise fall on a day that is not a business day, the dividend payment due on that date will be postponed to the next day that is a business day and no additional dividends will accrue as a result of that postponement.

Dividends that are payable on our Convertible Preferred Stock in respect of any dividend period from, and including, the approval deadline will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on our Convertible Preferred Stock from, and including, the approval deadline on any date prior to the end of a dividend period or on any dividend payment date for a dividend period that is shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on our Convertible Preferred Stock will be payable to holders of record of our Convertible Preferred Stock as they appear on our stock register on the applicable record date, which:

•	with respect to dividends payable from and including the original issuance date of the Convertible Preferred Stock to, but excluding, the approval deadline, will be the same day as the record date for the payment of the corresponding dividends to the holders of shares of our Common Stock; and

•	with respect to dividends payable from and including the approval deadline, will be the February 1 or August 1, as the case may be, immediately preceding the relevant dividend payment date or such other record date fixed by our Board or any duly authorized committee thereof that is not more than 60 nor less than 10 days prior to such dividend payment date, or each a dividend record date.

Any such day that is a dividend record date will be a dividend record date whether or not such day is a business day.

Holders of our Convertible Preferred Stock will not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on our Convertible Preferred Stock as specified in this “— Dividends” section (subject to the other provisions of the certificate of designations).

Dividend stopper

So long as any share of our Convertible Preferred Stock remains outstanding:

•	no dividend or distribution will be declared or paid on our Common Stock or any other shares of junior stock (other than dividends payable on junior stock other than our Common Stock solely in shares of our Common Stock) or parity stock, subject to the immediately following paragraph in the case of parity stock; and

•	no Common Stock, junior stock or parity stock will be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries;

unless, in each case, full dividends on all outstanding shares of the Convertible Preferred Stock have been paid or declared and set aside for payment in respect of the most recently completed dividend period.

The foregoing limitation will not apply to:

•	redemptions, purchases or other acquisitions of shares of our Common Stock or other junior stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the share dilution amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the share dilution amount will in no event exceed the share dilution amount;

•	any dividends or distributions of rights of junior stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan, so long as provision is made so that holders of the Convertible Preferred Stock receive such rights upon conversion of their shares of Convertible Preferred Stock into shares of our Common Stock on the mandatory conversion date, and subject to any applicable adjustment in the conversion rate pursuant to clause (iii) under “— Conversion Rate Adjustments” below;

•	the acquisition by us or any of our subsidiaries of record ownership in junior stock or parity stock for the beneficial ownership of any other persons (other than us or any of our subsidiaries), including as trustees or custodians; or

•	the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock (with the same or lesser aggregate liquidation amount) or junior stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the original issuance date of the Convertible Preferred Stock or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for our Common Stock.

The “share dilution amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States and as measured from the date of our consolidated financial statements most recently filed with the SEC prior to the first original issuance date of the Convertible Preferred Stock) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any dividend payment date (or, in the case of parity stock having dividend payment dates different than the dividend payment dates of our Convertible Preferred Stock, on a dividend payment date falling within a dividend period related to such dividend payment date) in full upon our Convertible Preferred Stock and any shares of parity stock, all dividends declared on our Convertible Preferred Stock and all such parity stock and payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates of our Convertible Preferred Stock, on a dividend payment date falling within the dividend period related to such dividend payment date) will be declared pro rata so that the respective amounts of such dividends declared will bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of our Convertible Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates of our Convertible Preferred Stock, on a dividend payment date falling within the dividend period related to such dividend payment date) (subject to their having been declared by our Board or a duly authorized committee thereof out of legally available funds and including, in the case of parity stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. However, we will have no obligation to pay, and holders will have no right to receive, any remaining accrued but unpaid dividends, as described in “— General” above. If our Board or a duly authorized committee thereof determines not to pay any dividend or a full dividend on a dividend payment date, we will provide written notice to the holders of our Convertible Preferred Stock prior to such dividend payment date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by our Board or any duly authorized committee thereof may be declared and paid on any securities, including our Common Stock and other junior stock, from time to time out of any funds legally available for such payment, and holders of our Convertible Preferred Stock will not be entitled to participate in any such dividends.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of our Convertible Preferred Stock will be entitled to receive for each share of Convertible Preferred Stock, out of our assets or proceeds thereof (whether capital or surplus) available for distribution to our stockholders, subject to the rights of any of our creditors and the holders of senior stock, before any distribution of such assets or proceeds is made to or set aside for the holders of our Common Stock or other stock of ours ranking junior to our Convertible Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (x) the liquidation amount per share of Convertible Preferred Stock and (y) the amount of any unpaid dividends, whether or not declared, accrued from, and including, the immediately preceding dividend payment date to, but excluding, the date of payment, or such amounts collectively, the liquidation preference.

If in any distribution described above our assets or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of our Convertible Preferred Stock and the corresponding amounts payable with respect to any other stock of ours ranking equally with our Convertible Preferred Stock as to such distribution, holders of our Convertible Preferred Stock and the holders of such other stock will share ratably (based on the relative liquidation preference of the Convertible Preferred Stock and such other stock) in any such distribution in proportion to the full respective distributions to which they are entitled.

If the liquidation preference has been paid in full to all holders of our Convertible Preferred Stock and the corresponding amounts payable with respect to any other stock of ours ranking equally with our Convertible Preferred Stock as to such distribution have been paid in full, the holders of our other stock will be entitled to receive all remaining assets of ours (or proceeds thereof) according to their respective rights and preferences; provided that if the amount of such assets or proceeds to be distributed with respect to a number of shares of our Common Stock equal to the then-current conversion rate, or the as-converted liquidation amount, exceeds the liquidation preference, then holders of our Convertible Preferred Stock will be entitled to receive, for each share of Convertible Preferred Stock, an additional amount, or the liquidation participation amount, out of such assets or proceeds such that the as-converted liquidation amount equals the sum of the liquidation preference, plus the liquidation participation amount, after making appropriate adjustment such that the holders of our Convertible Preferred Stock receive the same amount on an as-converted basis as the holders of a number of shares of our Common Stock equal to the then-current conversion rate.

For purposes of this “— Liquidation Preference” section, the merger or consolidation of us with any other corporation or other entity, including a merger or consolidation in which the holders of our Convertible Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of our assets, will not constitute a liquidation, dissolution or winding up of us.

Maturity; Redemption; Repurchase

Our Convertible Preferred Stock has no maturity date, is not redeemable at our option at any time and is not subject to repurchase at the option of holders at any time. In addition, the shares of our Convertible Preferred Stock are not subject to the operation of a sinking fund. Accordingly, our Convertible Preferred Stock will remain outstanding indefinitely unless we receive the shareholder approval of Proposal 1, in which case the shares of our Convertible Preferred Stock will automatically convert into shares of our Common Stock as described in “— Mandatory Conversion” below.

Voting Rights

General

Each share of Convertible Preferred Stock will entitle the holders thereof to a number of votes equal to the conversion rate as of the record date for the vote or consent on all matters submitted to a vote of our stockholders; provided that the holders of Convertible Preferred Stock will not be entitled to vote on Proposal 1, unless required by applicable law.

Except as otherwise provided by applicable law, the holders of shares of Convertible Preferred Stock and the holders of shares of our Common Stock will vote together as one class on all matters submitted to a vote of our stockholders, except with respect to Proposal 1.

Preferred directors

Whenever, at any time or times, from and including the approval deadline, dividends payable on the shares of Convertible Preferred Stock have not been paid for an aggregate of three semi-annual dividend periods (or their equivalent) or more, whether or not consecutive (a “nonpayment”), the authorized number of our directors will automatically be increased by two and the holders of the Convertible Preferred Stock will have the right, with holders of shares of any one or more other classes or series of voting parity stock (as defined below) outstanding at the time, voting together as a class (and with voting rights allocated pro rata based on the liquidation amount of each such class or series), to elect two directors, or collectively, the preferred directors and each, a preferred director, to fill such newly created directorships at our next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of our stockholders until full dividends have been paid on our Convertible Preferred Stock following a nonpayment for at least two semi-annual consecutive dividend periods, at which time such right will terminate with respect to the Convertible Preferred Stock, except as otherwise provided in this prospectus supplement or expressly provided by law, subject to revesting in the event of each and every nonpayment; provided that it will be a qualification for election for any preferred director that the election of such preferred director will not cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors.

“Voting parity stock” means, with regard to any matter on which the holders of our Convertible Preferred Stock are entitled to vote as described in the two immediately preceding paragraphs, any and all series of parity stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Upon any termination of the right of the holders of shares of our Convertible Preferred Stock and voting parity stock as a class to vote for directors as provided above, the preferred directors will cease to be qualified as directors, the term of office of all preferred directors then in office will terminate immediately, and the authorized number of directors will be reduced by the number of preferred directors elected as described above. Any preferred director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders of a majority of the shares of Convertible Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of voting parity stock (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the extent the voting rights of such holders described above are then exercisable. If the office of any preferred director becomes vacant for any reason other than removal from office as aforesaid, the remaining preferred director may choose a successor who will hold office for the unexpired term in respect of which such vacancy occurred.

Adverse changes

So long as any shares of Convertible Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our Articles, the vote or consent of the holders of at least 66 2/3% of the shares of our Convertible Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

•	any amendment or alteration of the certificate of designations for our Convertible Preferred Stock or our Articles to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Convertible Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of us;

•	any amendment, alteration or repeal of any provision of the certificate of designations for the Convertible Preferred Stock or our Articles (including, unless no vote on such merger or consolidation is required as described in the immediately succeeding bullet, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Convertible Preferred Stock; or

•	any consummation of a binding share exchange or reclassification involving the Convertible Preferred Stock, or of a merger or consolidation of us with another corporation or other entity, unless in each case (x) the shares of our Convertible Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent that is an entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and that is a corporation for U.S. federal income tax purposes and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions of the Convertible Preferred Stock immediately prior to such consummation, taken as a whole.

However, notwithstanding the foregoing, (i) the holders of our Convertible Preferred Stock will not be entitled to vote on the common stock amendment included as Proposal 1 herein, except as required by applicable law; and (ii) for all purposes of this “— Adverse changes” section, any increase in the amount of our authorized preferred stock, including any increase in the authorized amount of our Convertible Preferred Stock necessary to satisfy preemptive or similar rights granted by us to other persons prior to the original issuance date of the Convertible Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of our preferred stock, or any securities convertible into or exchangeable or exercisable for any such other series of our preferred stock, ranking equally with and/or junior to our Convertible Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon our liquidation, dissolution or winding up will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and will not require the affirmative vote or consent of, the holders of outstanding shares of our Convertible Preferred Stock.

Mandatory Conversion

Effective as of the close of business on the mandatory conversion date, each share of our Convertible Preferred Stock will automatically convert into shares of our Common Stock at the then-current conversion rate.

In addition, effective immediately prior to the close of business on the mandatory conversion date, we will no longer declare dividends on any such converted shares of our Convertible Preferred Stock and such shares of Convertible Preferred Stock will cease to be outstanding, in each case, subject to the right of holders of our Convertible Preferred Stock to receive any:

•	declared and unpaid dividends or distributions (with respect to dividends or distributions from, and including, the original issuance date of the Convertible Preferred Stock to, but excluding, the approval deadline as described in “— Dividends” above) on such shares;

•	declared and unpaid dividends or distributions (with respect to dividends or distributions for any dividend period beginning on or after the approval deadline as described in “— Dividends” above) on such shares in an amount calculated as if the mandatory conversion date were a dividend payment date; and

•	other payments to which they are otherwise entitled pursuant to the terms of the certificate of designations.

No allowance or adjustment, except as described in “— Conversion Rate Adjustments” below, will be made in respect of dividends payable to holders of our Common Stock of record as of any date prior to the close of business on the mandatory conversion date (except to the extent of the dividends described in “— Dividends” above). Prior to the close of business on the mandatory conversion date, the shares of our Common Stock or other securities issuable upon conversion of our Convertible Preferred Stock will not be deemed outstanding for any purpose, and holders of our Convertible Preferred Stock will have no rights with respect to our Common Stock (or other exchange property, as defined under “— Recapitalizations, Reclassifications and Changes of Our Common Stock,” consisting, in whole or in part, of other securities) issuable upon conversion (including, without limitation, voting rights, rights to respond to tender offers for our Common Stock or such other securities and rights to receive any dividends or other distributions on our Common Stock or such other securities issuable upon conversion) by virtue of holding shares of our Convertible Preferred Stock (except to the extent of the dividends described in “— Dividends” above and the voting rights described in “— Voting Rights” above).

The person or persons entitled to receive our Common Stock (or other exchange property) issuable upon conversion of our Convertible Preferred Stock will be treated for all purposes as the record holder(s) of such shares of our Common Stock (or other exchange property) as of the close of business on the mandatory conversion date. In the event that a holder will not by written notice designate the name in which shares of our Common Stock (or other exchange property) to be issued or paid upon conversion of shares of our Convertible Preferred Stock should be registered or paid or the manner in which such shares of our Common Stock (or other exchange property) should be delivered, we will be entitled to register and deliver such shares of Common Stock (or other exchange property), and make such payment, in the name of the holder of the Convertible Preferred Stock (as of the close of business on the mandatory conversion date) and in the manner shown on our records.

In order to cause an effective date for the certificate of amendment evidencing the relevant increase in the number of authorized but unissued shares of our Common Stock no later than one business day following receipt of shareholder approval of the common stock amendment, we will file a certificate of amendment to our amended and restated articles of incorporation with the State of Michigan as soon as practicable after the date we receive such shareholder approval, but no later than one business day following receipt of shareholder approval of the common stock amendment. As soon as practicable after the effective date of such certificate of amendment, we will at all times reserve and keep available out of our authorized and unissued Common Stock or shares acquired by us, solely for issuance upon the conversion of shares of our Convertible Preferred Stock as provided in the certificate of designations, free from any preemptive or other similar rights, such number of shares of our Common Stock as will from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock then outstanding at the then-current conversion rate. For this purpose, the number of shares of our Common Stock that will be deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock will be computed as if at the time of computation all such outstanding shares were held by a single holder.

Prior to our delivery of the Common Stock that we are obligated to deliver upon conversion of the Convertible Preferred Stock, we will comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

Conversion Rate Adjustments

The conversion rate will be subject to adjustment, without duplication, under the following circumstances:

(i) the issuance by us of our Common Stock as a dividend or distribution to all or substantially all holders of our Common Stock, or a subdivision or combination (including, without limitation, a reverse stock split) of our Common Stock, in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x (OS1 / OS0)

where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the record date (as defined below) for such dividend or distribution or immediately prior to the open of business on the effective date for such subdivision or combination, as the case may be;
CR1	=	the conversion rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as the case may be;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as the case may be (and prior to giving effect to such event); and
OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Notwithstanding the foregoing, no adjustment will be made pursuant to this clause (i) for the issuance of our Common Stock as a dividend or distribution to all or substantially all holders of Common Stock to the extent (but only to the extent) such dividend or distribution is paid to all holders of Convertible Preferred Stock as described in the sixth paragraph under “— Dividends — General” above.

Any adjustment made under this clause (i) will become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date for such share subdivision or combination, as the case may be. If any dividend or distribution of the type described in this clause (i) is declared but not so paid or made, the conversion rate will be immediately readjusted, effective as of the date our Board or a duly authorized committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(ii) the issuance by us to all or substantially all holders of our Common Stock of rights, options or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase shares of our Common Stock at less than the current market price (as defined below) per share of Common Stock as of the announcement date for such issuance, in which event the conversion rate will be increased based on the following formula:

CR1 = CR0 x (OS0 + X) / (OS0 + Y)

where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the record date for such issuance;
CR1	=	the conversion rate in effect immediately after the close of business on such record date;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such record date;
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y	=	the aggregate price payable to exercise such rights, divided by the current market price per share of Common Stock as of the announcement date for such issuance.

Notwithstanding the foregoing, no adjustment will be made pursuant to this clause (ii) for the issuance to all or substantially all holders of our Common Stock of rights, options or warrants to purchase shares of our Common Stock at less than the current market price per share of Common Stock as of the announcement date for such issuance to the extent (but only to the extent) such issuance is paid to all holders of Convertible Preferred Stock as described in the sixth paragraph under “— Dividends — General” above.

Any increase in the conversion rate made pursuant to this clause (ii) will become effective immediately after the close of business on the record date for such issuance. To the extent such rights, options or warrants are not exercised prior to their expiration or termination, the conversion rate will be decreased, effective as of the date of such expiration or termination, to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate will be decreased, effective as of the date our Board or a duly authorized committee thereof determines not to issue such rights, options or warrants, to the conversion rate that would then be in effect if such record date for such issuance had not occurred.

For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of our Common Stock at less than the current market price per share of Common Stock as of the announcement date for such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof will be taken into account, value of such consideration, if other than cash, to be determined by our Board or a duly authorized committee thereof.

The “current market price” per share of our Common Stock on any day means the average of the VWAP per share of our Common Stock on each of the 10 consecutive trading days ending on, and including, the specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted by our Board or a duly authorized committee thereof to take into account the occurrence during such period of any event described in this “— Conversion Rate Adjustments” section.

The “VWAP” per share of our Common Stock (or any other security for which a VWAP must be determined) on any trading day means, in the case of our Common Stock, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “FBC.UQ <equity> AQR” (or its equivalent successor if such page is not available) or, in the case of such other security, the per share volume-weighted average price as displayed on the appropriate Bloomberg page, in each case in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock (or such other security) on such trading day determined, using a volume-weighted average method, by each of at least three nationally recognized investment banking firms (each unaffiliated with us) retained for this purpose by us).

A “trading day” means a business day on which (a) there is no market disruption event and (b) trading in our Common Stock generally occurs on the relevant exchange, except that if no relevant exchange exists for our Common Stock (or other security for which a VWAP must be determined), then “trading day” means a business day.

A “market disruption event” means (a) a failure by the primary United States national or regional securities exchange or market on which our Common Stock is listed or admitted for trading to open (the “relevant exchange”) for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any day that is scheduled to be a trading day for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our Common Stock or in any options, contracts or future contracts relating to our Common Stock.

(iii) we pay a dividend or other distribution to all or substantially all holders of our Common Stock of shares of our capital stock (other than our Common Stock) or evidences of our indebtedness or our assets (excluding (x) any dividend, distribution or issuance as to which an adjustment was effected pursuant to clause (i) or (ii) above or clause (iv) or (v) below and (y) “spin-offs” as to which the provisions set forth below in this clause (iii) apply), in which event the conversion rate will be increased based on the following formula:

CR1 = CR0 x SP0 / (SP0 − FMV)

where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution;
CR1	=	the conversion rate in effect immediately after the close of business on such record date;
SP0	=	the current market price per share of Common Stock as of such record date; and
FMV	=	the fair market value (as determined in good faith by our Board or a duly authorized committee thereof) on the record date for such dividend or distribution of shares of our capital stock or evidences of our indebtedness or our assets so distributed, expressed as an amount per share of Common Stock.

Notwithstanding the foregoing, no adjustment will be made pursuant to this portion of clause (iii) for any dividend or other distribution to all or substantially all holders of our Common Stock of shares of our capital stock (other than our Common Stock) or evidences of our indebtedness or our assets to the extent (but only to the extent) such dividend or other distribution is paid to all holders of Convertible Preferred Stock as described in the sixth paragraph under “— Dividends — General” above.

If our Board or a duly authorized committee thereof determines the “FMV” (as defined above) of any dividend or other distribution for purposes of this clause (iii) by referring to the actual or when-issued trading market for any securities, it will in doing so consider the prices in such market over the same period used in computing the current market price per share of our Common Stock as of the record date for such dividend or other distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of Convertible Preferred Stock will receive, in respect of each share thereof, at the same time and upon the same terms as holders of Common Stock receive the shares of our capital stock (other than our Common Stock) or evidences of our indebtedness or our assets, the amount of shares of our capital stock (other than our Common Stock) or evidences of our indebtedness or our assets that such holder would have received if such holder owned a number of shares of our Common Stock equal to the conversion rate in effect immediately prior to the close of business on the record date for such dividend or other distribution.

Any increase made under the portion of this clause (iii) above will become effective immediately after the close of business on the record date for such dividend or other distribution. If such dividend or other distribution is not so paid or made, the conversion rate will be decreased, effective as of the date our Board or a duly authorized committee thereof determines not to pay the dividend or other distribution, to the conversion rate that would then be in effect if the dividend or other distribution had not been declared.

Notwithstanding the foregoing, if the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of our capital stock of, or similar equity interests in, a subsidiary or other business unit of ours (i.e., a spin-off) that are, or, when issued, will be, traded on a U.S. national securities exchange, then the conversion rate will instead be increased based on the following formula:

CR1 = CR0 x (FMV0 + MP0 ) / MP0

where,

CR0	=	the conversion rate in effect at the close of business on the tenth trading day immediately following, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange;
CR1	=	the conversion rate in effect immediately after the close of business on the tenth trading day immediately following, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange;
FMV0	=	the average VWAP per share of such capital stock or similar equity interests distributed to holders of our Common Stock applicable to one share of our Common Stock over each of the 10 consecutive trading days commencing on, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange; and
MP0	=	the average VWAP per share of our Common Stock over each of the 10 consecutive trading days commencing on, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange.

Notwithstanding the foregoing, no adjustment will be made under this portion of clause (iii) for any dividend or other distribution on our Common Stock that consists of shares of our capital stock of, or similar equity interests in, a subsidiary or other business unit of ours to the extent (but only to the extent) such dividend or other distribution is paid to all holders of Convertible Preferred Stock as described in the sixth paragraph under “— Dividends — General” above.

The adjustment to the conversion rate under the preceding paragraph will become effective at the close of business on the tenth trading day immediately following, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the relevant exchange; provided that if the mandatory conversion date occurs during the ten trading day period immediately following, and including, the date on which “ex-dividend trading” commences for such dividend or distribution on the primary U.S. national or regional securities exchange or market on which our Common Stock is then listed or quoted, then references in the portion of this clause (iii) related to spin-offs to 10 trading days will be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the mandatory conversion date in determining the applicable conversion rate as of such mandatory conversion date.

(iv) we pay a distribution consisting exclusively of cash to all or substantially all holders of our Common Stock, excluding (a) any cash that is distributed as part of a distribution referred to in clause (iii) above and (b) any consideration payable in connection with a tender or exchange offer made by us or any of our subsidiaries referred to in clause (v) below, in which event the conversion rate will be increased based on the following formula:

CR1 = CR0 x SP0 / (SP0 − C)

where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the record date for such distribution;
CR1	=	the conversion rate in effect immediately after the close of business on the record date for such distribution;
SP0	=	the current market price per share of our Common Stock as of the record date for such distribution; and
C	=	an amount of cash per share of our Common Stock we distribute to holders of our Common Stock.

Notwithstanding the foregoing, no adjustment will be made pursuant to this clause (iv) for any distribution consisting exclusively of cash to all or substantially all holders of our Common Stock to the extent (but only to the extent) such dividend or other distribution is paid to all holders of Convertible Preferred Stock as described in the sixth paragraph under “— Dividends — General” above.

The adjustment to the conversion rate pursuant to this clause (iv) will become effective immediately after the close of business on the record date for such distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of Convertible Preferred Stock will receive, in respect of each share thereof, at the same time and upon the same terms as holders of shares of our Common Stock, the amount of cash that such holder would have received if such holder owned a number of shares of our Common Stock equal to the conversion rate in effect immediately prior to the close of business on the record date for such or distribution. If such distribution is not so paid, the conversion rate will be decreased, effective as of the date our Board or a duly authorized committee thereof determines not to pay such dividend, to the conversion rate that would then be in effect if such distribution had not been declared.

(v) we or one or more of our subsidiaries purchases our Common Stock pursuant to a tender offer or exchange offer and the cash and value of any other consideration included in the payment per share of our Common Stock validly tendered or exchanged exceeds the VWAP per share of our Common Stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, or the expiration date, in which event the conversion rate will be increased based on the following formula:

CR1 = CR0 x [(FMV + (SP1 x OS1 )] / (SP1 x OS0)

where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the tenth trading day immediately following, and including, the trading day next succeeding the expiration date;
CR1	=	the conversion rate in effect immediately after the close of business on the tenth trading day immediately following, and including, the trading day next succeeding the expiration date;
FMV	=	the fair market value (as determined in good faith by our Board or a duly authorized committee thereof) as of the expiration date of the aggregate value of all cash and any other consideration paid or payable for shares of Common Stock validly tendered or exchanged and not withdrawn as of the expiration date, or the purchased shares;
OS1	=	the number of shares of our Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer, or the expiration time, less any purchased shares;
OS0	=	the number of shares of our Common Stock outstanding at the expiration time, including any purchased shares; and
SP1	=	the average VWAP per share of our Common Stock over the ten consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date.

The adjustment to the conversion rate under this clause (v) will become effective immediately after the close of business on the tenth trading day immediately following, and including, the trading day next succeeding the expiration date; provided that if the mandatory conversion date occurs during the ten trading day period immediately following, and including, the trading day next succeeding the expiration date, references in this clause (v) to ten trading days will be deemed replaced with such lesser number of trading days as have elapsed between the trading day next succeeding the expiration date and the mandatory conversion date in determining the applicable conversion rate as of such mandatory conversion date.

We will calculate all adjustments to the conversion rate to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the conversion rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further that any such adjustment of less than one percent that has not been made will be made upon (x) the end of each fiscal year of ours and (y) the mandatory conversion date.

Except as otherwise provided in this “— Conversion Rate Adjustments” section, the conversion rate will not be adjusted for the issuance of our Common Stock or any option, warrant or right exercisable for, or securities convertible into or exchangeable for, our Common Stock or carrying the right to purchase any of the foregoing or for the repurchase of our Common Stock.

In addition, no adjustment to the conversion rate need be made:

•	upon the issuance of any shares of our Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our Common Stock under any plan;

•	upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries; or

•	solely for a change in the par value of the Common Stock.

On or after the approval deadline, no adjustment to the conversion rate need be made for a transaction referred to in this “— Conversion Rate Adjustments” section if holders of the Convertible Preferred Stock participate in the transaction that would otherwise require an adjustment (other than in the case of a share split or share combination), at the same time, upon the same terms and otherwise on the basis as holders of our Common Stock and solely as a result of holding Convertible Preferred Stock, as if such holders held a number of shares of our Common Stock equal to the conversion rate as of the record date for such transaction, multiplied by the number of shares of Convertible Preferred Stock held by such holders.

To the extent that we have a rights plan in effect on the mandatory conversion date, each share of our Common Stock issued upon conversion of the Convertible Preferred Stock will be entitled to receive the appropriate number of rights, if any, and the certificates representing our Common Stock issued upon such conversion will bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan, as the same may be amended from time to time. If, however, on the mandatory conversion date, the rights have separated from the shares of our Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the holders would not be entitled to receive any rights in respect of the Common Stock issuable upon conversion of the Convertible Preferred Stock, then the conversion rate will be adjusted at the time of the separation as if we paid a dividend or other distribution to all or substantially all holders of our Common Stock of shares of our capital stock (other than Common Stock) or evidences of our indebtedness or our assets as provided in clause (iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

For purposes of this “— Conversion Rate Adjustments” section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by our Board or a duly authorized committee thereof or by statute, contract or otherwise).

For the avoidance of doubt, but subject to certain exceptions set forth in the certificate of designations, if an event occurs that would trigger an adjustment to the conversion rate pursuant to this “— Conversion Rate Adjustments” section under more than one provision above, such event, to the extent fully taken into account in a single adjustment, will not result in multiple adjustments.

If any event occurs as to which the failure to make any adjustment to the conversion rate would adversely affect the conversion rights or conversion value represented by our Convertible Preferred Stock, then our Board or a duly authorized committee thereof, acting in good faith, will determine the adjustment, if any, on a basis consistent with the essential intent and principles herein, necessary to preserve, without dilution, the conversion rights and conversion value represented by our Convertible Preferred Stock.

Whenever the conversion rate is adjusted as provided under this “— Conversion Rate Adjustments” section, we will within 10 business days following the occurrence of any event that requires such adjustment (or if we are not aware of such occurrence, as soon as reasonably practicable after becoming so aware) (i) compute the adjusted applicable conversion rate and give notice to the conversion agent and (ii) provide a written notice to the holders of the Convertible Preferred Stock of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable conversion rate was determined and setting forth the adjusted applicable conversion rate.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the event of:

•	any recapitalization, reclassification, any binding share exchange or change of our Common Stock (other than changes resulting from a subdivision or combination);

•	any consolidation or merger of us with or into another person;

•	any sale, transfer, lease or conveyance to another person of all or substantially all the property and assets of us; or

•	any statutory exchange of our securities with another person (other than in connection with a merger or acquisition);

in each case as a result of which the shares of our Common Stock are exchanged for, or converted into, other securities, property or assets (including cash or any combination thereof), or any such event, a reorganization event, then, at and after the effective time of such reorganization event, each share of our Convertible Preferred Stock outstanding immediately prior to such reorganization event will, without the consent of the holders of the Convertible Preferred Stock, become convertible into the kind and amount of such other securities, property or assets (including cash or any combination thereof) that a holder of a number of shares of our Common Stock equal to the conversion rate immediately prior to such reorganization event would have owned or been entitled to receive, or the exchange property, upon the occurrence of such reorganization event, and, prior to or at the effective time of such reorganization event, we will amend our amended and restated articles of incorporation (or other similar organizational document) to provide for such change in the convertibility of the Convertible Preferred Stock; provided that if the kind and amount of exchange property receivable upon such reorganization event is not the same for each share of Common Stock held immediately prior to such reorganization event by a person, then, for the purpose of this “— Recapitalizations, Reclassifications and Changes of Our Common Stock” section, the exchange property receivable upon such reorganization event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our Common Stock that affirmatively make an election (or of all such holders if none makes an election). If the mandatory conversion date follows a reorganization event, the conversion rate then in effect will be applied on the mandatory conversion date to the amount of such exchange property received per share of our Common Stock in the reorganization event, as determined in accordance with this section.

The above provisions of this section will similarly apply to successive reorganization events and the “— Conversion Rate Adjustments” section will apply to any shares of our capital stock (or any successor’s) received by the holders of our Common Stock in any such reorganization event.

We (or any successor of us) will, as soon as reasonably practicable (but in any event within 20 days) after the occurrence of any reorganization event, provide written notice to the holders of Convertible Preferred Stock of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of this section.

Preemptive Rights

Holders of the Convertible Preferred Stock have no preemptive rights.

Consequences of Conversion of Convertible Preferred Stock

Dilution

If Stockholder approval is received on the proposal, we will issue pursuant to the conversion of the Convertible Preferred Stock approximately 283,845,000 shares of Common Stock. As a result, our existing Stockholders will incur substantial dilution to their voting interests and will own a smaller percentage of our outstanding Common Stock.

Elimination of Dividend and Liquidation Rights of Holders of Convertible Preferred Stock

If Stockholder approval is received, all shares of Convertible Preferred Stock will be cancelled. As a result, approval of the conversion of Convertible Preferred Stock will result in the elimination of the dividend rights, voting rights and liquidation preference existing in favor of the Convertible Preferred Stock. Our Board believes that the elimination of the requirement to pay dividends on the Convertible Preferred Stock, the elimination of the voting rights and the elimination of the liquidation preference existing in favor of the Convertible Preferred Stock would be in our best interests and the best interests of our Stockholders.

Consequences of Non-Conversion of Convertible Preferred Stock

Stockholders’ Meeting

If Stockholder approval of the proposal is not received by December 27, 2010, the Convertible Preferred Stock will remain outstanding in accordance with its terms and we have agreed, in accordance with the Certificate of Designations, to seek Stockholder approval of the proposal no less than once in each subsequent six-month period until such Stockholder approval of the proposal is obtained or made.

Dividend Payment

If Stockholder approval of the proposal is not received by December 27, 2010, we will be required to make a cash payment to the holders of the Convertible Preferred Stock in the minimum amount per annum of 15% of the aggregate liquidation amount of the Convertible Preferred Stock owned by such holders (out of funds legally available for the payment of dividends). Thereafter, we will be required to pay a dividend on the Convertible Preferred Stock at a minimum annual rate of 15% of the liquidation preference. Our Board believes that paying these dividends would be disadvantageous to us and our existing common Stockholders.

Restriction on Payment of Dividends and Share Repurchases

For as long as the Convertible Preferred Stock remains outstanding, as described more fully above, we are prohibited from redeeming, purchasing or acquiring any shares of Common Stock or other junior stock or parity stock, subject to limited exceptions. In addition, we are restricted from paying dividends on any shares of our Common Stock or other junior stock or parity stock if the full quarterly dividends on the Convertible Preferred Stock have not been paid in the applicable dividend period.

Liquidation Preference

For as long as the Convertible Preferred Stock remains outstanding, it will retain a senior liquidation preference over shares of our Common Stock in connection with any liquidation of us and, accordingly, no payments will be made to holders of our Common Stock upon any liquidation of us unless the full liquidation preference on the Convertible Preferred Stock is made. After payment of the full liquidation preference on the Convertible Preferred Stock, holders of Convertible Preferred Stock will be entitled to participate in any further distribution of our remaining assets based on their as-converted ownership percentage of the our Common Stock.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in compliance with the Exchange Act, we file periodic reports and other information with the SEC. These reports and the other information we file with the SEC can be read and copied at the public reference room facilities maintained by the SEC in Washington, DC at 100 F Street, N.E., Washington, DC 20549. The SEC’s telephone number to obtain information on the operation of the public reference room is (800) SEC-0330. These reports and other information are also filed by us electronically with the SEC and are available at the SEC’s website, www.sec.gov.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

It is anticipated that our Annual Meeting in 2011 will be held on or about May 27, 2011. Stockholders who intend to present a proposal for action at that meeting and want a copy of the proposal included in our proxy materials are required to forward a copy of the proposal or proposals to our principal executive office at 5151 Corporate Dr. Road, Troy, Michigan 48098, and such proposal must be received by us not later than December 31, 2010. In order to be included in the proxy statement, such proposals must comply with applicable law and regulations, including SEC Rule 14a-8, as well as our Articles.

We will have discretionary authority to vote proxies on matters at the 2011 Annual Meeting if the matter is not included in the proxy statement and notice by a Stockholder to consider the matter was not received by us prior to the deadline provided in our Articles for such matters. Under our Articles, Stockholders must provide written notice of nominations for new directors or proposals for new business to our Secretary not fewer than 30 days nor more than 60 days prior to the date of the Annual Meeting. For the 2011 Annual Meeting of Stockholders, notice must be received by our Secretary no later than the close of business on April 27, 2011 and no earlier than the close of business on March 28, 2011 pursuant to our Articles. However, if public disclosure of the Annual Meeting is given fewer than 40 days before the date of the Annual Meeting, written notice of the proposal must be given prior to 10 days following the day on which notice of the Annual Meeting is mailed to Stockholders. Such written notice must comply with our Articles.

Nothing in this section shall be deemed to require us to include in our proxy statement and proxy relating to the 2011 Annual Meeting any Stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received. A copy of our Articles can be obtained by written request to Paul Borja, CFO, Flagstar Bancorp, Inc., 5151 Corporate Drive, Troy, Michigan 48098.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON DECEMBER [  ], 2010.

The Notice of Special Meeting of Stockholders and the Proxy Statement relating to this Special Meeting of Stockholders are available at http://[          ].

OTHER MATTERS

The Board is not aware of any other business to be presented for action by the Stockholders at this Special Meeting other than the matter described in this Proxy Statement and matters incident to the conduct of this Special Meeting. If, however, any other matters are properly brought before this Special Meeting, the persons named in the accompanying proxy will vote such proxy on such matters as determined by a majority of the Board.

BY ORDER OF THE BOARD OF DIRECTORS

/s/  Christine M. Reid
Christine M. Reid
Secretary

November [  ], 2010

FLAGSTAR BANCORP, INC.
5151 CORPORATE DR.
TROY, MICHIGAN 48098
REVOCABLE PROXY FOR THE SPECIAL MEETING
OF STOCKHOLDERS
DECEMBER [___], 2010
The undersigned hereby constitutes and appoints Matthew I. Roslin and Christine M. Reid, and each of them, the proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Stockholders of Flagstar Bancorp, Inc. (the “Company”) to be held at the national headquarters of the Company and Flagstar Bank, FSB, located at 5151 Corporate Dr., Troy, Michigan 48098 on [_________], December [__], 2010 at [_____], local time, and any adjournments thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote, upon the following matter.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN, WILL BE VOTED FOR THE APPROVAL OF THE PROPOSAL SET FORTH BELOW, AND FOR ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING, AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS, IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN AND TO THE EXTENT THIS PROXY CONFERS SUCH DISCRETIONARY AUTHORITY.
(1)	Approval of an amendment to the Amended and Restated Articles of Incorporation of the Company to increase the number of shares of authorized Common Stock from 300,000,000 shares to 700,000,000 shares.

☐ For	☐ Against	☐ Abstain
In their discretion, the proxies are authorized to vote upon such other business as may properly come before this Special Meeting or any adjournments thereof.
The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement, and hereby revokes any proxy heretofore given. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE ITS EXERCISE IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE PROXY STATEMENT.

Date:

Signature:

Signature:
PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS HEREIN AND RETURN IN THE ENCLOSED ENVELOPE. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signor is a corporation, please sign the full name by duly appointed officer. If a partnership or other legal entity, please sign in partnership or other legal entity name by authorized person. If shares are held jointly, each Stockholder named should sign.
Important notice regarding the availability of proxy materials for the Special Meeting of Stockholders to be held on December [___], 2010.
The Notice of Special Meeting of Stockholders and the Proxy Statement relating to this Special Meeting of Stockholders are available at http://[________]. This proxy will not be used if you attend this Special Meeting and choose to vote in person.